Exhibit 99.2

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:            Immediately
Airgas Reports Continued Momentum and Record First Quarter EPS of $0.48
RADNOR, PA – July 26, 2006 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, welding, safety, and related products, today reported strong growth in sales and earnings for its first quarter ended June 30, 2006.
Quarterly net earnings grew 30% to $39 million, or $0.48 per diluted share, compared to $30 million, or $0.38 per diluted share, in the same period a year ago. First quarter sales grew to $773 million, up 14% over the prior year. Total same-store sales were up 9%, with hardgoods up 10% and gas and rent up 9%. Industrial production, energy, and non-residential construction continued to exhibit strong demand.
“Our solid same-store sales results show the sustained momentum we are generating through our core business and strategic product initiatives,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Acquisitions contributed nicely to our sales growth this quarter, and we expect to complete some significant acquisitions in the near future as well.”
McCausland continued, “We improved operating margins by 90 basis points year over year to 10.2%. Our results reflect not only sales growth, but also improvements in operational efficiency. We are executing well with expense and price discipline to stay ahead of the cost curve and to deliver the products and services our customers need.” He noted that the pricing actions in the first quarter took effect on June 26 in the final days of the quarter.
“Given the continued momentum in sales and earnings growth, we expect to earn $0.45 to $0.47 per diluted share in the second quarter, and we are increasing our full-year EPS guidance to $1.85 to $1.92. Our associates continue to create value in many different ways, and we are optimistic about the future.”

The current quarter marks the Company’s prospective adoption of SFAS 123R, Share-Based Payment. The accounting change increased expense by $0.02 per share in the first quarter. Also included in the first quarter is a one-time $0.02 per share benefit related to a recent change in state tax law.
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Thursday, July 27. The teleconference will be available by calling (877) 704-5385. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through August 25 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through August 4. To listen, call (888) 203-1112 and enter passcode 4789001.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also the third-largest U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants and ammonia products. Its 10,000 employees work in about 900 locations including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
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Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: expectations for completing significant acquisitions in the near future; our expense and price discipline to stay ahead of the cost curve and to deliver the products and services that customers need; our continued momentum in sales and earnings growth; our expectation of earnings per diluted share of $1.85 to $1.92 in fiscal 2007 and $0.45 to $0.47 in the second quarter; and our optimism about the future. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: our ability to successfully consummate and integrate the significant pending acquisitions; a disruption to our business from integration problems associated with acquisitions; customer acceptance of the implemented and future price increases; supply cost pressures; increased industry competition; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; the impact of unexpected stock-based compensation expense; increases in energy costs and other operating expenses; the inability to obtain alternative supply sources to adequately meet customer demand; our ability to refinance certain of our debt obligations as they mature; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2006, filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, consolidated condensed balance sheets and consolidated statements of cash flows follow.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)

	(Unaudited)
	Three Months Ended
	June 30,
	2006	2005
Net sales	$773,036	$678,125

Costs and expenses:
Cost of products sold (excl. deprec.)	383,219	334,863
Selling, distribution and administrative expenses	275,977	249,849
Depreciation	33,162	29,110
Amortization	1,772	1,299

Total costs and expenses	694,130	615,121

Operating income	78,906	63,004

Interest expense, net	(13,676)	(13,944)
Discount on securitization of trade receivables	(3,336)	(1,848)
Other income, net	213	912

Earnings before income tax expense and minority interest	62,107	48,124

Income tax expense	(22,744)	(18,135)
Minority interest in earnings of consolidated affiliate	(711)	(522)

Income from continuing operations	38,652	29,467
Income from discontinued operations, net of tax	—	180

Net earnings	$38,652	$29,647

NET EARNINGS PER COMMON SHARE
BASIC
Earnings from continuing operations	$0.50	$0.39
Earnings from discontinued operations	—	—

Net earnings per share	$0.50	$0.39

DILUTED
Earnings from continuing operations	$0.48	$0.38
Earnings from discontinued operations	—	—

Net earnings per share	$0.48	$0.38

Weighted average shares outstanding:
Basic	77,557	76,252
Diluted	82,436	77,951
See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	June 30,	March 31,
	2006	2006
ASSETS
Cash	$33,118	$34,985
Trade accounts receivable, net	159,696	132,245
Inventories, net	234,603	229,523
Deferred income tax asset, net	24,411	30,141
Prepaid expenses and other current assets	29,125	31,622

TOTAL CURRENT ASSETS	480,953	458,516

Plant and equipment, net	1,428,337	1,398,757
Goodwill	570,625	566,074
Other intangible assets, net	27,721	26,248
Other non-current assets	24,404	24,817

TOTAL ASSETS	$2,532,040	$2,474,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	128,669	143,752
Accrued expenses and other current liabilities	198,484	200,001
Current portion of long-term debt	106,010	131,901

TOTAL CURRENT LIABILITIES	433,163	475,654

Long-term debt	675,825	635,726
Deferred income tax liability, net	338,150	327,818
Other non-current liabilities	35,394	30,864
Minority interest in affiliate	57,191	57,191

Stockholders’ equity	992,317	947,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,532,040	$2,474,412

See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2006	June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$38,652	$29,647
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	33,162	29,110
Amortization	1,772	1,299
Deferred income taxes	14,574	11,082
Loss on sales of plant and equipment	128	122
Minority interest in earnings	711	522
Stock-based compensation expense	2,752	—
Stock issued for employee stock purchase plan	2,822	2,514
Changes in assets and liabilities, excluding effects of business acquisitions and divestitures:
Securitization of trade receivables	(9,700)	24,700
Trade receivables, net	(16,222)	(12,938)
Inventories, net	(3,529)	(3,555)
Prepaid expenses and other current assets	2,174	8,954
Accounts payable, trade	(12,444)	(13,883)
Accrued expenses and other current liabilities	(14,177)	(3,944)
Other long-term assets	(1,314)	3,141
Other long-term liabilities	3,643	(272)

Net cash provided by operating activities	43,004	76,499

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(62,704)	(47,265)
Proceeds from sales of plant and equipment	1,263	735
Business acquisitions and holdback settlements	(3,814)	(72,850)
Other, net	492	398

Net cash used in investing activities	(64,763)	(118,982)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	166,219	187,008
Repayment of debt	(152,010)	(176,525)
Minority interest in earnings	(711)	(522)
Exercise of stock options	4,799	5,387
Minority stockholder note prepayment	—	21,000
Dividends paid to stockholders	(5,433)	(4,631)
Cash overdraft	7,028	13,425

Net cash provided by financing activities	19,892	45,142

Change in cash	$(1,867)	$2,659
Cash – Beginning of period	34,985	32,640

Cash – End of period	$33,118	$35,299

See attached notes.

Notes:
(a)	The Company divested its subsidiary, Rutland Tool & Supply Co. (“Rutland Tool”), in December 2005. The results of Rutland Tool for the three months ended June 30, 2005 have been reclassified in the Consolidated Statement of Earnings as “discontinued operations.” The Consolidated Statements of Cash Flows were not reclassified to reflect discontinued operations because the cash flows of Rutland Tool were not significant.

(b)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (“SFAS 123R”) using the modified prospective method. The new standard requires the Company to estimate the value of stock options, including options to purchase shares under its Employee Stock Purchase Plan, issued to employees and recognize the estimated cost in earnings over the period in which the options vest. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method outlined in Accounting Principles Board Opinion No. 25 to account for stock-based compensation. For the three months ended June 30, 2006, the Company recognized stock-based compensation expense of $2.7 million, or $0.02 per diluted share. Since the Company adopted SFAS 123R prospectively, no stock-based compensation expense was reflected in earnings prior to April 1, 2006.

(c)	The Company participates in a securitization agreement with two commercial banks to sell up to $250 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $234.5 million and $244.2 million at June 30, 2006 and March 31, 2006, respectively.

(d)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended
	June 30,
(In thousands, except per share amounts)	2006	2005
Basic Earnings per Share Computation
Numerator

Income from continuing operations	$38,652	$29,467
Income from discontinued operations	—	180

Net earnings	$38,652	$29,647

Denominator

Basic shares outstanding	77,557	76,252

Basic earnings per share from continuing operations	$0.50	$0.39
Basic earnings per share from discontinued operations	—	—

Basic net earnings per share	$0.50	$0.39

	Three Months Ended
	June 30,
(In thousands, except per share amounts)	2006	2005
Diluted Earnings per Share Computation
Numerator
Income from continuing operations	$38,652	$29,467
Plus: Preferred stock dividends (1)(2)	711	—
Plus: Income taxes on earnings of National Welders (3)	214	—

Income from continuing operations assuming the preferred stock conversion	39,577	29,467

Income from discontinued operations	—	180

Net earnings assuming preferred stock conversion	$39,577	$29,647

Denominator

Basic shares outstanding	77,557	76,252

Incremental shares from assumed conversions:
Stock options and Employee Stock Purchase Plan	2,552	1,699
Preferred stock of National Welders (1)	2,327	—

Diluted shares outstanding	82,436	77,951

Diluted earnings per share from continuing operations	$0.48	$0.38
Diluted earnings per share from discontinued operations	—	—

Diluted net earnings per share	$0.48	$0.38

(1)	Pursuant to a joint venture agreement between the Company and the holders of the preferred stock of National Welders, until June 2009, the preferred shareholders have the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or to tender them to the joint venture in exchange for approximately 2.3 million shares of Airgas common stock. If Airgas common stock has a market value of $24.45 per share, the stock and cash redemption options are equivalent. Since the average market price of Airgas common stock for the three months ended June 30, 2006 was in excess of $24.45 per share, conversion of the preferred stock was assumed. The conversion of the preferred stock was not assumed in the three months ended June 30, 2005 because the average market price of Airgas common stock was less than $24.45 per share.

(2)	If the preferred stockholders of National Welders convert their preferred stock to Airgas common stock, the 5% preferred stock dividend, recognized as “Minority interest in earnings of consolidated affiliate,” would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas.

(3)	The earnings of National Welders for tax purposes are treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the assumed conversion of National Welders preferred stock to Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level.

(e)	Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	(Unaudited)				(Unaudited)
	Three Months Ended				Three Months Ended
	June 30, 2006				June 30, 2005
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Combined	Dist.	Ops.	Elim	Combined
Gas and rent	$332,004	$117,183	$(14,486)	$434,701	$299,857	$92,680	$(13,617)	$378,920
Hardgoods	317,249	22,602	(1,516)	338,335	281,661	18,811	(1,267)	299,205

Total net sales	649,253	139,785	(16,002)	773,036	581,518	111,491	(14,884)	678,125

Cost of products sold, excluding deprec. expense	331,595	67,626	(16,002)	383,219	296,958	52,789	(14,884)	334,863
Selling, distribution and administrative expenses	229,883	46,094	—	275,977	212,084	37,765	—	249,849
Depreciation expense	25,825	7,337	—	33,162	22,813	6,297	—	29,110
Amortization expense	1,309	463	—	1,772	1,161	138	—	1,299

Operating income	60,641	18,265	—	78,906	48,502	14,502	—	63,004